Exhibit 99.1
For Immediate Release
December 26, 2023

PNM Resources Announces Sale of Renewable Joint Venture

(ALBUQUERQUE, N.M.) – PNM Resources (NYSE: PNM) has entered into an agreement to sell its 50% ownership interest in its renewable joint venture, New Mexico Renewable Development, LLC (NMRD) to Exus North America Holdings, LLC. PNM Resources and American Electric Power (AEP), which also owns 50% of NMRD, have agreed to sell the NMRD portfolio for approximately $230 million subject to true-up adjustments at close.

PNM Resources’ $115 million share of the approximate gross proceeds will support the funding of regulated capital investments. The sale is expected to close in February 2024.

The NMRD portfolio includes nine operating solar developments totaling 185 MW and six projects under development with an estimated output of 440 MW. PNM Resources reports the earnings from its 50% ownership as part of the Corporate and Other segment.

The sale is subject to regulatory approval by the Federal Energy Regulatory Commission and New Mexico regulatory approvals associated with one of NMRD’s projects. The waiting period for Hart-Scott-Rodino Antitrust Improvements Act of 1976 has expired.

KeyBanc Capital Markets is serving as financial advisor and Foley & Lardner LLP is serving as legal counsel to PNM Resources and AEP.

Background:
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2022 consolidated operating revenues of $2.2 billion. Through its regulated utilities, PNM and TNMP, PNM Resources provides electricity to more than 800,000 homes and businesses in New Mexico and Texas. PNM serves its customers with a diverse mix of generation and purchased power resources totaling 2.7 gigawatts of capacity, with a goal to achieve 100% emissions-free energy by 2040. For more information, visit the company's website at www.PNMResources.com.

Contacts:
Analysts            Media
Lisa Goodman            Ray Sandoval
(505) 241-2160        (505) 241-2782

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release for PNM Resources, Inc. (“PNMR” or the “Company”) that relate to future events or expectations, projections, estimates, intentions, goals, targets, and strategies, including the unaudited financial results and earnings guidance, are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates and apply only as of the date of this report. PNMR assumes no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-

looking statements, PNMR cautions readers not to place undue reliance on these statements. PNMR's business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond their control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. Additionally, there are risks and uncertainties in connection with the proposed acquisition of the Company by Avangrid, Inc. (the “Merger”) which may adversely affect the Company’s business, future opportunities, employees and common stock, including without limitation, (i) the expected timing and likelihood of completion of the pending Merger, including the timing, receipt and terms and conditions of any remaining required governmental and regulatory approvals of the pending Merger that could reduce anticipated benefits or cause the parties to abandon the transaction, (ii) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (iii) the risk that the parties may not be able to satisfy the conditions to the proposed Merger in a timely manner or at all, and (iv) the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and maintain relationships with its customers and suppliers, and on its operating results and businesses generally. For a discussion of risk factors and other important factors affecting forward-looking statements, please see the Company’s Form 10-K, Form 10-Q filings and the information included in the Company’s Forms 8-K with the Securities and Exchange Commission, which factors are specifically incorporated by reference herein.

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